As filed with the Securities and Exchange Commission on December 14, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Canadian National Railway Company

(Exact Name of Registrant as Specified in Its Charter)

Canada		98-0018609
(Province or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
4011

(Primary Standard Industrial Classification Code Number)

935 de La Gauchetière Street West Montreal, Québec, Canada H3B 2M9 (514) 399-5430
(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System 111 Eighth Avenue New York, NY 10011 (212) 590-9070 (Name, address (including zip code) and telephone number (including area code) of agent for service in the United States
Copies to:
Sean Finn Canadian National Railway Company 935 de La Gauchetière Street West Montreal, Québec, Canada H3B 2M9 (514) 399-7091	John B. Meade Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: At such time or times on or after the effective date of this Registration Statement as the Registrant shall determine.

Province of Québec, Canada (Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A. ☐ upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.  ☒ at some future date (check the appropriate box below):

1. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance (date).

3. ☒ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect thereto.

4. ☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Debt Securities(4)	$ 4,423,000,000	100%	$ 4,423,000,000	$ 445,397

(1)	Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $ 4,423,000,000 and, if any debt securities are issued at original issue discount, such greater amount as shall result in net proceeds of $ 4,423,000,000 to the Registrant. Such amount represents the U.S. dollar value of Cdn $6,000,000,000 based on an exchange rate of U.S.$ 0.7372 = Cdn $1.00, the Bank of Canada closing exchange rate on December 9, 2015.

(2)	Estimated solely for the purpose of computing the registration fee.

(3)	An aggregate of U.S.$ 292,633 of the amount of the registration fee was previously paid in connection with U.S.$ 2,272,000,000 of unissued debt securities registered under the Registrant’s Registration Statement on Form F-10 (File No. 333-192522) initially filed on November 25, 2013 and declared effective on December 4, 2013, which unsold debt securities are hereby deregistered. Accordingly, pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended, U.S.$ 292,633 is being offset against the total registration fee due for this Registration Statement.

(4)	Also includes such indeterminate amount of debt securities as may be issued upon conversion of or in exchange for any other debt securities that provide for conversion or exchange into other debt securities.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of such Act, may determine.

PART I

INFORMATION REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	December 14, 2015

CANADIAN NATIONAL RAILWAY COMPANY

CAD$6,000,000,000

 Debt Securities

Canadian National Railway Company (the “Company”) may offer and issue from time to time unsecured debt securities (the “Securities”) in one or more series in an aggregate principal amount not to exceed CAD$6,000,000,000, or the equivalent, based on the applicable exchange rate at the time of offering, in U.S. dollars or such other currencies or units based on or relating to such other currencies, as shall be designated by the Company at the time of offering.

This prospectus does not qualify the issuance of debt securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items.

The specific terms of any offering of Securities will be set forth in a prospectus supplement (a “prospectus supplement”) including, where applicable, the title of the Securities, any limit on the aggregate principal amount of the Securities, the maturity date of the Securities, whether payment on the Securities will be senior or subordinated to the Company’s other liabilities and obligations, whether the Securities will bear interest, the interest rate or method of determining the interest rate, whether any conversion or exchange rights attach to the Securities, whether the Company may redeem the Securities at its option and any other specific terms. The Company reserves the right to include in a prospectus supplement specific variable terms pertaining to the Securities that are not within the descriptions set forth in this prospectus.

All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals or through agents. The applicable prospectus supplement will identify each underwriter, dealer or agent engaged by the Company in connection with the offering and sale of the Securities and will set forth the terms of the offering of such Securities and the method of distribution, including, to the extent applicable, the proceeds to the Company from the sale of the Securities, any public offering price, any fees, discounts, commissions or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. See “Plan of Distribution”.

In this prospectus, unless the context otherwise indicates, the “Company” refers to Canadian National Railway Company and its subsidiaries.

All dollar amounts referred to in this prospectus are in Canadian dollars unless otherwise specifically expressed.

The Company is a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with the disclosure requirements of all the provinces and territories of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be fully described herein or in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is a Canadian corporation, that a majority of its officers and directors are residents of Canada, that the underwriters may be residents of Canada, that experts named in the registration statement are residents of Canada and that a substantial portion of the assets of the Company and said persons may be located outside the United States.

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (the “SEC”) or any U.S. state securities regulator nor has the SEC or any U.S. state securities regulator passed upon the accuracy or adequacy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

Documents Incorporated by Reference

Information has been incorporated by reference into this prospectus from documents filed with securities commissions or similar authorities in Canada. The following documents, filed with the securities commission or other similar authority in each of the provinces and territories of Canada, are incorporated by reference into, and form an integral part of, this prospectus:

(1)	the Annual Information Form of the Company dated February 2, 2015 for the year ended December 31, 2014 (the “AIF”);

(2)	the audited consolidated financial statements of the Company for the years ended December 31, 2014 and 2013 and notes related thereto, together with the Report of Independent Registered Public Accounting Firm thereon and on the effectiveness of the Company’s internal control over financing reporting as of December 31, 2014;

(3)	the Company’s Management’s Discussion and Analysis related to the year ended December 31, 2014 (the “2014 MD&A”);

(4)	the Company’s Management Information Circular dated March 10, 2015 prepared in connection with the Company’s annual meeting of shareholders held on April 21, 2015;

(5)	the unaudited interim consolidated financial statements of the Company for the three months and nine months ended September 30, 2015 and notes related thereto; and

(6)	the Company’s Management’s Discussion and Analysis related to the three months and nine months ended September 30, 2015 (the “Q3 MD&A”).

Any document of the type referred to in the preceding paragraph and all material change reports (excluding confidential material change reports) filed by the Company with securities commissions or similar authorities in the provinces and territories of Canada subsequent to the date of this prospectus and prior to the completion or withdrawal of any offering under any prospectus supplement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new annual information form and the related annual financial statements being filed by the Company with, and, where required, accepted by, the applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and all interim financial statements, annual and interim management’s discussions and analyses, material change reports and annual filings or information circulars filed prior to the commencement of the Company’s fiscal year with respect to which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Securities hereunder.

A prospectus supplement containing the specific terms in respect of any Securities, updated disclosure of earnings coverage ratios, if applicable, and other information in relation to the Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated into this prospectus as of the date of such prospectus supplement, but only for purposes of the offering of such Securities covered by that prospectus supplement.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary, Canadian National Railway Company, 935 de La Gauchetière Street West, Montreal, Quebec, H3B 2M9 (telephone: (514) 399-7091), and are also available electronically at www.sedar.com.

Available Information

In addition to its continuous disclosure obligations under the securities laws of the provinces of Canada, the Company is subject to the information requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the SEC. Under the multijurisdictional disclosure system adopted by the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Such reports and other information, when filed by the Company in accordance with such requirements, can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

The Company has filed with the SEC a Registration Statement on Form F-10 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities and of which this prospectus is a part. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Securities.

Statement Regarding Forward-Looking Information

Certain information included in this prospectus and the documents incorporated by reference herein are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and under Canadian securities laws. The Company cautions that, by their nature, forward-looking statements involve risks, uncertainties and assumptions. The Company cautions that its assumptions may not materialize and that current economic conditions render such assumptions, although reasonable at the time they were made, subject to greater uncertainty. These forward-looking statements include, but are not limited to, statements with respect to growth opportunities; statements that the Company will benefit from growth in North American and global economies; the anticipation that cash flow from operations and from various sources of financing will be sufficient to meet debt repayments and future obligations in the foreseeable future; statements regarding future payments, including income taxes and pension contributions; as well as the projected capital spending program. Forward-looking statements could further be identified by the use of terminology such as the Company “believes”, “expects”, “anticipates” or other similar words. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results or performance of the Company or the rail industry to be materially different from the outlook or any future results or performance implied by such statements.

Important risk factors that could affect the forward-looking statements include, but are not limited to, the effects of general economic and business conditions; industry competition; inflation, currency and interest rate fluctuations; changes in fuel prices; legislative and/or regulatory developments; compliance with environmental laws and regulations; actions by regulators; various events which could disrupt operations, including natural events such as severe weather, droughts, floods and earthquakes; labor negotiations and disruptions; environmental claims; uncertainties of investigations, proceedings or other types of claims and litigation; risks and liabilities arising from derailments; and other risks detailed from time to time in reports filed by the Company with securities regulators in Canada and the United States. See the section of this prospectus entitled “Risk Factors”.

The Company assumes no obligation to update or revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, unless required by applicable Canadian securities laws. In the event the Company does update any forward-looking statement, no inference should be made that the Company will make additional updates with respect to that statement, related matters, or any other forward-looking statement.

The Company

Overview

The Company, together with its wholly owned subsidiaries, is engaged in the rail and related transportation business. The Company’s 19,600-mile network spans Canada and Mid-America, connecting three coasts: the Atlantic, the Pacific and the Gulf of Mexico. The Company moves over $250 billion worth of goods, hauls about 20 percent of Canada’s exports, and carries more than 300 million tons of cargo annually. The Company’s freight revenues are derived from seven commodity groups representing a diversified and balanced portfolio of goods transported between a wide range of origins and destinations, including petroleum and chemicals, grain and fertilizers, coal, metals and minerals, forest products, intermodal and automotive.

Additional information about the Company’s business is included in the documents incorporated by reference into this prospectus.

The Company’s registered and head office is located at 935 de La Gauchetière Street West, Montreal, Quebec, H3B 2M9, and its telephone number is 1-888-888-5909. The Company’s common shares are listed for trading on the Toronto Stock Exchange under the symbol “CNR” and the New York Stock Exchange under the symbol “CNI”.

Use Of Proceeds

Except as may otherwise be set forth in a prospectus supplement, the net proceeds from the sale of Securities will be used for general corporate purposes, including the redemption and refinancing of outstanding indebtedness, share repurchases, acquisitions and other business opportunities.

Consolidated Capitalization

The following table sets forth the consolidated capitalization of the Company as at December 31, 2014 and September 30, 2015 based on U.S. generally accepted accounting principles (“U.S. GAAP”). The consolidated capitalization of the Company does not give effect to the issuance of Securities that may be issued pursuant to this prospectus and any prospectus supplement, since the aggregate principal amounts and terms of such Securities are not presently known.

The data in the table below is derived from, and should be read in conjunction with, the audited consolidated financial statements and the unaudited interim consolidated financial statements of the Company and related notes thereto, respectively, incorporated by reference in this prospectus.

	As at December 31, 2014		As at September 30, 2015
	(in millions)
Current portion of long-term debt	$544		$1,305
Long-term debt	7,865		9,181
Total debt	8,409		10,486
Shareholders’ equity
Common shares	3,718		3,671
Common shares in shares trusts		__	(100)
Additional paid-in capital	439		470
Accumulated other comprehensive loss	(2,427)		(1,983)
Retained earnings	11,740		12,409
Total shareholders’ equity	13,470		14,467
Total capitalization	$21,879		$24,953

(1)	Converted into Canadian dollars using the following exchange rate: US$1.00 = $1.3345 as at September 30, 2015, and US$1.00 = 1.1601 as at December 31, 2014.

Earnings Coverage Ratios

The following earnings coverage ratios are calculated for the twelve-month periods ended December 31, 2014 and September 30, 2015 and give effect to the issuance of all long-term debt of the Company and repayment or redemption thereof since the beginning of such twelve month periods, as if such transactions had occurred on the first day of such twelve-month periods, respectively. These earnings coverage ratios do not give effect to the issuance of any Securities that may be issued pursuant to this prospectus and any prospectus supplement, since the aggregate principal amounts and the terms of such Securities are not presently known.

	Twelve months ended December 31, 2014	Twelve months ended September 30, 2015
Earnings coverage (U.S. GAAP)	11.5 times	11.7 times

Earnings coverage is equal to net income before interest and income taxes divided by interest expense on all debt.

Based on U.S. GAAP, the Company’s interest expense requirements would have amounted to approximately $412 million and $446 million for the twelve-month periods ended December 31, 2014 and September 30, 2015, respectively. Also based on U.S. GAAP, the Company’s earnings before interest expense and income taxes for the twelve-month periods ended December 31, 2014 and September 30, 2015 were $4.731 million and $5.216 million, respectively, which is 11.5 times and 11.7 times the Company’s interest expense requirements for these periods.

If the Company offers Securities having a term to maturity in excess of one year under this prospectus and a prospectus supplement, the prospectus supplement will include earnings coverage ratios giving effect to the issuance of such Securities.

Description Of Securities

The following description sets forth certain general terms and provisions of the Securities. The Company may issue Securities either separately, or together with or upon the conversion of or in exchange for other securities. The particular terms and provisions of each series of Securities the Company may offer will be described in greater detail in the related prospectus supplement which may provide information that is different from this prospectus. The Company reserves the right to include in a prospectus supplement specific variable terms pertaining to the Securities that are not within the descriptions set forth in this prospectus. Senior Securities of the Company may be issued under a senior indenture dated as of July 12, 2013, between the Company and BNY Trust Company of Canada, as trustee (the “Canadian Senior Indenture”), or under a senior indenture dated as of June 1, 1998, as amended and supplemented, between the Company and The Bank of New York Mellon, as trustee (the “U.S. Senior Indenture” and together with the Canadian Senior Indenture, the “Senior Indentures”). Senior Securities issued under the Canadian Senior Indenture will not be offered or sold to persons in the United States. Subordinated Securities may be issued under a subordinated indenture, dated as of June 23, 1999, as amended and supplemented, between the Company and BNY Trust Company of Canada, as trustee (the “Subordinated Indenture”). Securities may also be issued under new indentures between the Company and a trustee or trustees as will be described in a prospectus supplement for such Securities. The Senior Indentures and the Subordinated Indenture are sometimes referred to collectively as the “indentures”, and the trustees under the indentures are sometimes referred to collectively as the “trustees”.

The following summary of certain provisions of the indentures and the Securities is not meant to be complete and is subject to and qualified in its entirety by the detailed provisions of the indentures. For more information, you should refer to the full text of the indentures and the Securities, including the definitions of certain terms not defined herein, and the related prospectus supplement. Prospective investors should rely on information in the prospectus supplement if it is different from the following information.

Unless otherwise indicated, references to the “Company” in this description of Securities are to Canadian National Railway Company but not to any of its subsidiaries.

General

The indentures do not limit the aggregate principal amount of Securities the Company may issue and do not limit the amount of other indebtedness the Company or any of its subsidiaries may incur. The Company may issue Securities from time to time in separate series. Securities may also be issued pursuant to a medium-term note program. Unless otherwise specified in a prospectus supplement,

•	Securities will be unsecured obligations of the Company;

•	senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company; and

•	subordinated Securities will be subordinate, in right of payment, to all senior indebtedness (as defined in the Subordinated Indenture).

The Company conducts a substantial portion of its operations through its subsidiaries. Claims of creditors of the Company’s subsidiaries generally have priority with respect to the assets and earnings of those subsidiaries over the claims of creditors of the Company, including holders of the Securities. The Securities therefore will effectively be subordinated to creditors of the Company’s subsidiaries. The Securities will also be subordinated to any liabilities of the Company that are secured by any of the Company’s assets including, without limitation, those under capital leases.

A prospectus supplement will describe the following terms of any series of Securities the Company may offer and may include the following:

•	the title of the Securities;

•	any limit on the aggregate principal amount of Securities that may be issued;

•	the date(s) of maturity;

•	the rate(s) of interest, if any, or the method of calculation, the date(s) interest will begin to accrue, the date(s) interest will be payable and the regular record date(s) for interest payments or the method for determining such date(s);

•	the covenants applicable to the Securities;

•	any mandatory or optional sinking fund or analogous provisions;

•	the date(s), if, any, and the price(s) at which the Company is obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at a holder’s option to purchase, such series of Securities and other related terms and provisions;

•	the currency or currencies of any payments to be made on the Securities;

•	whether or not the Securities will be issued in global form, their terms and the depositary;

•	the terms upon which a global note may be exchanged in whole or in part for other Securities;

•	the terms, if any, under which the Securities are convertible into common shares or any other security of the Company; and

•	any other terms of the series of Securities.

In addition to new issues of Securities, this prospectus may be used in connection with the remarketing of outstanding Securities, in which case the terms of the remarketing and of the remarketed Securities will be set forth in the prospectus supplement.

Conversion or Exchange of Securities

If applicable, the prospectus supplement will set forth the terms on which a series of Securities may be converted into or exchanged for other securities of the Company. These terms will include whether conversion or exchange is mandatory, or is at the option of the holder or of the Company. The Company will also describe in the prospectus supplement how it will calculate the number of securities that holders of Securities would receive if they convert or exchange their Securities.

Events of Default

Under the indentures, an “event of default” with respect to any series of Securities includes any of the following:

•	failure to pay any principal or premium, when due;

•	failure to pay any interest when due, and this failure continues for 30 days;

•	failure to pay any sinking fund installment when due;

•	failure to perform any covenant or agreement relating to the Securities or in the applicable indenture, and the failure continues for 90 days (60 days in the case of series of Securities issued under the Subordinated Indenture) after written notice by the trustee or by holders of at least 25% in aggregate principal amount outstanding;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided for that series of Securities.

If an event of default occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding Securities of any series affected by the default, may notify the Company (and the trustee, if notice is given by the holders) and declare that the unpaid principal is due and payable immediately. However, subject to certain conditions, the holders of a majority in aggregate principal amount of the Securities of the affected series can rescind and annul this declaration for accelerated payment. The Company will furnish the trustees with an annual certificate as to compliance with certain covenants contained in the particular indenture.

No event of default with respect to any particular series of securities necessarily constitutes an event of default with respect to any other series of securities. In particular, for each series of securities originally issued prior to November 20, 2012 under the Senior Indentures, an “event of default” also includes the failure to pay principal when due, or acceleration, of any indebtedness of the Company in an aggregate principal amount exceeding $75 million, and such acceleration is not rescinded or annulled within 30 days after written notice by the trustee or holders of at least 25% in aggregate principal amount outstanding. In addition, for each series of securities originally issued prior to November 20, 2012, an event of default occurs upon the failure to perform any covenant or agreement relating to the securities or in the applicable indenture if the failure continues for 60 days instead of the 90 days for the Securities.

Subordinated Securities

The terms of a series of subordinated Securities will be set forth in the relevant indenture and the prospectus supplement. The subordinated Securities will be unsecured obligations of the Company and will be subordinate in right of payment to Securities issued under the Senior Indentures and certain other indebtedness of the Company.

Satisfaction and Discharge of Indentures

The Company may terminate its obligation with respect to a series of Securities under the indentures if:

•	all the outstanding Securities of a series have been delivered to the trustee for cancellation;

•	the Company has paid all sums it is required to pay under the respective indenture; or

•	the Company deposits with the trustee, in trust, sufficient funds, or governmental securities, to cover payments due on all Securities of such series for principal, premium, if any, and interest and any other sums due under the applicable indenture to the stated maturity date or a redemption date of the Securities.

Such defeasance is subject to the Company meeting certain conditions set forth in the indentures.

Modification and Waiver

The Company and the trustees may modify or amend the indentures by obtaining approval by the holders of at least a majority of the aggregate principal amount of the outstanding Securities of each series that is affected. However, certain changes cannot be made without the consent of the holders of all outstanding Securities affected by such changes. In particular, the holders of all outstanding Securities so affected must consent to changes in:

•	the stated maturity date;

•	the principal, premium, or interest payments, if any;

•	the place or currency of any payment;

•	the rights of holders to enforce payment;

•	the percentage in principal amount of outstanding Securities of any series, the consent of whose holders is needed to modify, amend or waive certain provisions of the indentures or certain defaults; or

•	if applicable, the subordination provisions.

Except as otherwise specified for a series of Securities, the holders of at least a majority in aggregate principal amount of the outstanding Securities of any series issued, can consent, or cause the trustees, on behalf of the holders of the entire series, to waive compliance with certain provisions of the relevant indenture. In addition, holders of at least a majority in principal amount of the outstanding Securities of a series can consent to, or cause the trustees to waive any past default under the relevant indentures, except for the following:

•	a default in any payments due under the relevant indenture; and

•	a default under an indenture provision that can be modified or amended only with the consent of each holder of an outstanding series of Securities.

For each series of securities originally issued under the U.S. Senior Indenture prior to November 20, 2012, consent of the holders of at least 66 2/3 in aggregate principal amount of the outstanding securities of that series is required for modifications, amendments or waivers.

Consolidation, Merger and Sale of Assets

Each indenture provides that the Company may consolidate, amalgamate or merge with or into any other corporation or sell, convey or lease all or substantially all of its property to any other corporation authorized to acquire and operate the same; provided that upon any such consolidation, amalgamation, merger, sale, conveyance or lease, (i) the successor entity (if other than the Company) is organized under the laws of a Canadian or U.S. jurisdiction; (ii) the payment of the principal and premium, if any, and interest on all of the Securities according to their terms, and the performance of all the covenants and conditions under that indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory to the relevant trustee, by the corporation (if other than the Company) formed by such consolidation or amalgamation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property; and (iii) no event of default or event that could give rise to an event of default will have occurred and be continuing.

Restrictions on Secured Debt

The Company has covenanted in the Senior Indentures that it will not, nor will it permit a subsidiary to, create, issue, incur, assume or guarantee, any indebtedness for money borrowed, or guarantees of such indebtedness, now or hereafter existing which is secured by any mortgage, pledge, hypothec, lien, security interest, privilege, conditional sale or other title retention agreement or similar encumbrance (a “Mortgage”) on any present or future Railway Properties of the Company or on any shares of stock of any Railroad Subsidiary (“Secured Debt”), without first making effective provision whereby all outstanding Securities issued thereunder shall be secured by the Mortgage equally and ratably with such other indebtedness or guarantee thereby secured unless, after giving effect to such creation, issuance, incurrence, assumption or guarantee, the sum of the aggregate amount of all outstanding Secured Debt of the Company and its subsidiaries would not exceed an amount equal to 10% of the Consolidated Net Tangible Assets. For Secured Debt that provides for an amount less than the principal amount thereof to be due and payable upon the acceleration of its final maturity, the principal amount of the Secured Debt at any time its principal amount is measured shall be the principal amount due and payable on the Secured Debt if the Secured Debt were to be accelerated at that time. The negative pledge covenant is also subject to certain exceptions. For example, this restriction excludes any Mortgage upon Railway Properties existing or created at the time the Railway Properties are acquired, or Mortgages existing on the shares or to secure indebtedness of a corporation at the time such corporation becomes a subsidiary, and any extension, renewal or replacement of any such Mortgage. As used in such covenant, the term “Railway Properties” means all main and branch lines of railway located in Canada or the United States, including all real property used as the right of way for such lines; the term “Railroad Subsidiary” means a subsidiary whose principal assets are Railway Properties; the term “subsidiary”, subject to certain exceptions, means a corporation a majority of the outstanding voting shares of which are owned, directly or indirectly, by the Company or by one or more subsidiaries of the Company, or by the Company and one or more subsidiaries of the Company; and the term “Consolidated Net Tangible Assets” means, at any date, the total amount of assets of the Company determined on a consolidated basis after deducting all liabilities due within one year, all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangible and all appropriate adjustments on account of minority interests of other persons holding stock of the subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Company. The 10% of the Consolidated Net Tangible Assets exclusion does not apply in the case of series of securities originally issued under the Senior Indentures prior to November 20, 2012.

Plan Of Distribution

The Company may sell the Securities to or through underwriters or dealers purchasing as principals or through agents.

The applicable prospectus supplement will identify each underwriter, dealer or agent engaged by the Company in connection with the offering and sale of the Securities and will set forth the terms of the offering of such Securities and the method of distribution, including, to the extent applicable, the proceeds to the Company from the sale of the Securities, any public offering price, any fees, discounts, commissions or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution. Any initial public offering price and any fees, discounts, commissions or any other compensation payable to underwriters, dealers or agents may be changed from time to time. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the Securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the Securities if any are purchased.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices or at negotiated prices.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, the Company in the ordinary course of business.

One or more firms, referred to as “remarketing firms”, may also offer or sell Securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for the Company. These remarketing firms will offer or sell the Securities pursuant to the terms of the Securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with the Company and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under securities legislation, or to contribution in respect thereof, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

Risk Factors

Investment in the Securities is subject to a number of risks. Before deciding whether to invest in any Securities, prospective investors should carefully consider the information contained in, or incorporated by reference in, this prospectus, including, without limitation, the risks identified and discussed in the AIF, the 2014 MD&A and the Q3 MD&A of the Company which are incorporated by reference in this prospectus and those described or incorporated by reference in a prospectus supplement relating to a specific offering of Securities.

Taxation

The applicable prospectus supplement will describe the material Canadian and United States federal income tax consequences to an initial investor acquiring the Securities, including whether payments of principal, premium, if any, and interest in respect of the Securities will be subject to Canadian non-resident withholding tax and any such consequences relating to Securities payable in a currency other than United States dollars, Securities that are issued at an original issue discount or subject to early redemption or other special terms.

Legal Matters

Unless otherwise specified in the prospectus supplement relating to a particular offering of Securities, certain legal matters will be passed upon for the Company by the Executive Vice-President Corporate Services and Chief Legal Officer of the Company and by Stikeman Elliott LLP. The validity of Securities governed by New York law will be passed upon for the Company by Davis Polk & Wardwell LLP, New York, New York. Davis Polk & Wardwell LLP may rely on the opinion of the Executive Vice-President Corporate Services and Chief Legal Officer of the Company as to all matters of Canadian federal and Quebec laws.

Independent Auditors

KPMG LLP, Montreal, Quebec, is the external auditor who prepared the Reports of Independent Registered Public Accounting Firm to the Shareholders and Board of Directors of the Company on the consolidated balance sheets of the Company as of December 31, 2014 and 2013 and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting as of December 31, 2014, incorporated by reference in this prospectus. KPMG LLP is independent of the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation.

Enforceability of Civil Liabilities under the U.S. Federal Securities Laws

The Company is a Canadian company and is governed by the laws of Canada. A substantial portion of its assets are located outside the United States and a majority of its officers and directors and of the experts named herein are residents of Canada. As a result, it may be difficult for investors to effect service within the United States upon the Company and those directors, officers and experts, or to realize in the United States upon judgments of courts of the United States predicated upon civil liability of the Company and such directors, officers or experts under the United States federal securities laws. The Company has been advised by its Chief Legal Officer that there is doubt as to the enforceability in a Canadian court in original actions, or in actions to enforce judgments of United States courts, of civil liabilities predicated upon United States federal securities laws.

Documents filed as part of the Registration Statement

The following documents have been filed with the SEC as part of the Registration Statement of which this prospectus is a part: (i) the documents listed in the first paragraph under “Documents Incorporated by Reference”; (ii) the consent of KPMG LLP, independent registered public accounting firm; (iii) powers of attorney from directors and officers of the Company; (iv) the U.S. Senior Indenture, the Canadian Senior Indenture and the Subordinated Indenture; and (v) Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee under the U.S. Senior Indenture.

PART II

INFORMATION NOT REQUIRED TO BE
DELIVERED TO OFFEREES OR PURCHASERS

Indemnification

Under the Canada Business Corporations Act (the “CBCA”), a corporation may indemnify a present or former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. A corporation may not indemnify an individual as aforesaid unless the individual acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. If the individual does not fulfill the aforesaid conditions, the individual shall repay the moneys advanced by the corporation. A corporation may, with the approval of a court, indemnify or advance moneys as aforesaid in connection with a derivative action. A present or former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject, because of the individual’s association with the corporation or other entity if the individual seeking indemnity was not judged by the court or other competent authorities to have committed any fault or admitted to do anything that the individual ought to have done and fulfill the conditions referred to above.

In accordance with the CBCA, the by-laws of the Company indemnify a director or officer of the Company, a former director or officer of the Company or any person who acts or acted at the Company’s request as a director or officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity. The Company may extend the benefits of the foregoing indemnification to other persons provided such persons are designated by way of a resolution of the board of directors of the Company.

A policy of directors’ and officers’ liability insurance is maintained by the Company which insures its directors and officers for losses as a result of claims based upon their acts or omissions as directors and officers of the Company, and also reimburses the Company for amounts paid by the Company to indemnify its directors and officers as a result of such claims.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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Exhibit No.	Description of Exhibit
4.1	Annual Information Form of the Company dated February 2, 2015 (incorporated by reference to Form 40-F filed with the Securities and Exchange Commission on February 2, 2015)
4.2	The audited consolidated financial statements of the Company for the years ended December 31, 2014 and 2013 and related notes thereto, together with the Report of the Independent Registered Public Accounting Firm thereon and on the effectiveness of the Company’s internal controls over financial reporting, and Management’s Discussion and Analysis of Financial Results of the Company, as contained in the Annual Report of the Company for the year ended December 31, 2014 (incorporated by reference to Form 6-K filed with the Securities and Exchange Commission on February 2, 2015)
4.3	The Management Information Circular of the Company dated March 10, 2015 prepared in connection with the Company’s annual meeting of shareholders held on April 21, 2015 (incorporated by reference to Form 6-K filed with the Securities and Exchange Commission on March 24, 2015)
4.4	The unaudited interim consolidated financial statements of the Company for the three and nine months ended September 30, 2015 and related notes thereto, and Management’s Discussion and Analysis of Financial Results of the Company (incorporated by reference to Form 6-K filed with the Securities and Exchange Commission on October 27, 2015)
5.1	Consent of KPMG LLP
6.1	Powers of Attorney given by officers and directors signing this Registration Statement (set forth on the signature page)
7.1	Indenture dated as of June 1, 1998 between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (incorporated by reference to Registration Statement (File No. 333-8518) on Form F-9 filed June 5, 1998, Exhibit 7.4)
7.2	Third Supplemental Indenture dated as of November 20, 2012 between the Company and The Bank of New York Mellon (incorporated by reference to Form 6-K filed with the Securities and Exchange Commission on November 20, 2012, Item 1)
7.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 as amended of The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee with respect to the indenture dated as of June 1, 1998
7.4	Indenture dated as of July 12, 2013 between the Company and BNY Trust Company of Canada, as Trustee (incorporated by reference to Registration Statement (File No. 333-192522) on Form F-10 filed November 25, 2013, Exhibit 7.4)

Additional exhibits to this Registration Statement may be subsequently filed in reports on Form 40-F or on Form 6-K that specifically state that such materials are incorporated by reference as exhibits in Part II of this Registration Statement.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

Concurrently with the filing of this Registration Statement on Form F-10, BNY Trust Company of Canada is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant or BNY Trust Company of Canada shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Québec, Country of Canada, on this 14th day of December, 2015.

Canadian National Railway Company

By:	/s/ Claude Mongeau
Claude Mongeau
President and Chief Executive Officer

By:	/s/ Sean Finn
Sean Finn
Executive Vice-President Corporate Services and Chief Legal Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes any one of Claude Mongeau, Luc Jobin, Sean Finn or Bernd Beyer, with full power of substitution, to execute in the name of such person and to file any amendment or post-effective amendment to this Registration Statement, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints any one of Claude Mongeau, Luc Jobin, Sean Finn or Bernd Beyer, with full power of substitution, attorney-in-fact to sign in his behalf individually and in each capacity below and to file any amendment and post-effective amendment to this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-10 has been signed below by the following persons in the capacities indicated below on this 14th day of December, 2015.

Signature	Title

/s/ Claude Mongeau	Director, President and Chief Executive Officer (Principal Executive Officer)
Claude Mongeau

/s/ Luc Jobin	Executive Vice-President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Luc Jobin

/s/ Robert Pace	Director and Chairman of the Board
Robert Pace

/s/ Donald J. Carty	Director
Donald J. Carty

/s/ Gordon D. Giffin	Director
Gordon D. Giffin

Signature	Title

/s/ Edith E. Holiday	Director
Edith E. Holiday

/s/ V. Maureen Kempston Darkes	Director
V. Maureen Kempston Darkes

/s/ Denis Losier	Director
Denis Losier

/s/ Kevin G. Lynch	Director
Kevin G. Lynch

/s/ James E. O’Connor	Director
James E. O’Connor

/s/ Robert L. Phillips	Director
Robert L. Phillips

/s/ Laura Stein	Director
Laura Stein

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form F-10, solely in the capacity of the duly authorized representative of Canadian National Railway Company in the United States on this 14th day of December, 2015.

By:	/s/ Michael T. Novak
Michael T. Novak
Authorized Representative in the United States